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                                                                     Exhibit 5.1

                        [LETTERHEAD OF GABLE & GOTWALS]

                                December 20, 2002


ONEOK, Inc.
100 West 5th Street
Tulsa, OK  74103


Ladies and Gentlemen:

     We have acted as counsel for ONEOK, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of securities ("Securities") in an aggregate offering amount not to exceed $1,000,000,000, including (a) shares of the Company's common stock, par value $0.01 per share (including the attached rights to purchase shares of the Company's Series C Participating Preferred Stock under certain circumstances, the "Common Stock"); (b) contracts to purchase shares of Common Stock ("Stock Purchase Contracts"); (c) units, each comprised of a Stock Purchase Contract and either unsecured senior obligations of the Company ("Debt Securities") issued pursuant to the terms of the Indenture, dated as of December 28, 2001 (the "Debt Securities Indenture"), between the Company and SunTrust Bank, as trustee (the "Trustee"), or debt obligations of third parties, including U.S. treasury securities, pledged to secure the holder's obligation to purchase shares of Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"); (d) one or more series of Debt Securities; and (e) shares of one or more series of the Company's preferred stock, par value $0.01 per share ("Preferred Stock").

     In connection therewith, we have examined original, certified, conformed or photographic copies of such documents, records, agreements and certificates, and have reviewed such matters of law, as we have deemed necessary for purposes of this opinion. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. Based on such examination and review and based on the assumptions set forth below, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

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ONEOK, Inc.
December 20, 2002
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     2. All requisite action necessary to make any shares of Common Stock, at the time such shares are issued, validly issued, fully paid and non-assessable shall have been taken when:

          A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of such shares and any other action necessary to the consummation of the proposed issuance and sale thereof; and

          B. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and sale and the acts and proceedings referred to above.

     3. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies) will have been taken when:

          A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to approve and establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be, and to approve the issuance thereof; and

          B. Such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and for the lawful consideration authorized by the Board of Directors of the Company as contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and delivery and the acts and proceedings referred to above.

     4. The Debt Securities Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies). All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies) will have been taken when the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action, pursuant to the terms of the Debt Securities Indenture, as may be necessary to establish the terms of the Debt Securities, and such Debt Securities shall have been duly executed, authenticated, issued, delivered and paid for in accordance with the terms and provisions of such Debt Securities Indenture.

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ONEOK, Inc.
December 20, 2002
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     5. All requisite action necessary to make any shares of Preferred Stock, at the time such shares are issued, validly issued, fully paid and non-assessable will have been taken when:

          A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of such shares, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and to authorize such other action as may be necessary to the consummation of the proposed issuance and sale of such shares;

          B. A statement with respect to the resolutions establishing the relative rights and preferences of such shares shall have been filed with the Secretary of State of Oklahoma in the form and manner required by law; and

          C. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale and the acts, proceedings and documents referred to above.

     In rendering the foregoing opinions, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective,
(ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission, (iii) the definitive terms of each class and/or series of Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation and applicable law, (iv) any Offered Securities consisting of Preferred Stock, Common Stock or Securities convertible into Common Stock will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unissued, (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been adopted by the Company's Board of Directors, or a duly authorized committee thereof, and will be in

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ONEOK, Inc.
December 20, 2002
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full force and effect at all times at which the Offered Securities are offered or sold by the Company and (vi) all Offered Securities will be issued in compliance with applicable federal and state securities laws. With respect to any Offered Securities consisting of or including any series of Debt Securities, we have further assumed that (x) the Debt Securities Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a valid, legal and binding obligation of the Trustee (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies) and (y) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

     In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of Oklahoma and the federal laws of the United States of America as in effect on the date hereof.

     We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.

                                                 Very truly yours,


                                                 /s/ Gable & Gotwals

                                                 Gable & Gotwals